PRESS RELEASE

HICKSVILLE, NY / ACCESSWIRE / May 15, 2018 / Canbiola, Inc. (OTC PINK: CANB) Announces New National Distribution Partnership with Strategic Medical Resources.

HICKSVILLE, NY / ACCESSWIRE / May 15, 2018 / Canbiola, Inc. (OTC PINK: CANB),

Canbiola is pleased to announce a national partnership with Strategic Medical Resources, LLC (SMR). SMR is managed by the founding partner Michael J. Bakke Sr. of the successful behavioral health screening company GreenLight (GL). Mr. Bakke is joined at SMR by the former GreenLight National Sales Director Bob Nieman and Director of Marketing Jim Stoltz. The SMR Team will be introducing Canbiola Organic CBD products to their physician clients across 38 states.

Mr. Bakke states “…the team now in place to distribute the complete line of Canbiola products not only have 100+ years of experience but also direct access to thousands of doctors that we are sure will be excited to learn about Canbiola and to introduce these products to their patients which combined is 100’s of thousands of new potential clients. We have done our extensive due diligence on all the available Hemp-based Organic CBD products in the marketplace and have determined that Canbiola stands above the rest from a quality standpoint in addition to their high level of customer service and professionality.”

“This by far is the largest distribution agreement the company has entered into to date, and we believe this deal has the potential to add a high multiple on existing revenues and continue to propel the company on its path to becoming a nationally recognizable brand.” says Marco Alfonsi, Canbiola CEO.

Strategic Medical Resources has hit the ground running marketing of Canbiola to its vast database, in combination with Canbiola’s Products Distribution Network which already has a growing number of medical doctors distributing the Canbiola products and our online sales, we expect to continuously fuel the growth of the company.

About GreenLight

GreenLight (GL) provides over 1,500,000 behavioral health screens for patients across 38 states. GreenLight continues their efforts to improve patient outcomes through primary care physicians pain management, Ob/Gyn and numerous other medical specialties. GreenLight is the number one provider of iPad delivered behavioral health screens in the country.

About Canbiola, Inc.

Canbiola, Inc. is a public company trading under symbol CANB.

Canbiola, Inc. is a US Company embarking in the sale of a variety of Cannabidiol (CBD) based products. Canbiola is in the process of developing its own line of proprietary products as well as seeking synergistic value through acquisitions in the CBD and the medical cannabis industry. Cannabis is currently federally illegal and has legalized for medical purposes in some form in a limited number of states. The company has already launched several products found at www.canbiola.com.

The company also owns two technological solutions, Wrapmail (US Patent 8,572,275), which turns traditional email into a powerful marketing and branding tool, as well Prosperity Systems and the Bullseye platform of document management and compliance targeted at broker dealers, public companies, and governmental agencies providing a flawless all-in-one solution for document management, retention and compliance.

Forward looking statements and risks and uncertainties Matters discussed in this press release contain forward-looking statements. The words "anticipate," "believe," "estimate," "may," "intend," "expect," and similar expressions identify such forward-looking statements. Expected, actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Forward-looking statements are subject to a number of risks and uncertainties, including but not limited to, risks and uncertainties associated with, among other things, the impact of economic, competitive, and other factors affecting our operations, markets, products, and performance. The matters discussed herein should not be construed in any way, shape or manner of our future financial condition or stock price.

CONTACT INFORMATION

Canbiola Investor Relations
Email: IR@canbiola.com
Phone: (516) 595-9544
Website: http://www.canbiola.com
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